UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

(Amendment #1)

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 19, 2010

Date of Amendment:  May 4, 2010

NEW WORLD BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-91432	02-0401674
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10015 Aeronca Lane, McKinney, Texas 75071

(Address of principal executive offices)

(972)-346-9117

(Registrant’s telephone number, including area code)

340 West Fifth Avenue, Eugene, Oregon 97401
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS

Departure of Officer

Effective March 19, 2010, the Company eliminated the position of Chief Technology Officer within its corporate structure and as a result, effective March 19, 2010, the Company terminated its employment agreement with Noah Kamrat as the Company’s Chief Technology Officer. The Company also reported that it had entered into an agreement setting forth the terms and conditions of Mr. Kamrat’s termination at that time.   (Date of Report March 24, 2010).

This Form 8-K/A is being filed to report that the Company has been unable to enter into the reported agreement with Noah Kamrat in connection with his termination with the Company.  However, the elimination of the position of Chief Technology Officer and resulting termination of Noah Kamrat as of the dates provided in the prior related filing remain.

Item 9.01. Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW WORLD BRANDS, INC.

By:	/s/ R. Steven Bell
	Name:	R. Steven Bell
	Title:	Chief Executive Officer

Date:   May 4, 2010